UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2018

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2018, following the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of EyeGate Pharmaceuticals, Inc. (the “Company”), the Company filed a Certificate of Amendment (the “Charter Amendment”) to its Restated Certificate of Incorporation with the Secretary of State for the State of Delaware. The Charter Amendment increased the number of authorized shares of the Company’s common stock from 100,000,000 to 120,000,000. The Charter Amendment became effective on July 10, 2018.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 10, 2018, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of two Class III Directors for a three-year term, such term to continue until the Company’s annual meeting of stockholders in 2021 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

(iii) the approval of an amendment to the Company’s 2014 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 6,000,000 shares;

(iv) the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the maximum number of shares authorized for issuance thereunder by 20,000,000 shares; and

(v) the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not greater than 1-for-15 (the “Reverse Stock Split”).

The voting results are reported below.

Proposal 1 - Election of Directors

Stephen From and Peter Greenleaf were elected as Class III Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2021 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen From	22,287,017	277,481	13,387,261
Peter Greenleaf	22,336,011	228,487	13,387,261

Proposal 2 - Ratification of the Appointment of EisnerAmper LLP

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
35,553,253	220,289	178,217

Proposal 3 – Approval of Amendment to 2014 Equity Incentive Plan

The amendment of the Company’s 2014 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 6,000,000 shares was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,260,766	688,349	1,615,383	13,387,261

Proposal 4 –Amendment to Restated Certificate of Incorporation – Authorized Common Stock Increase

The amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
30,640,607	3,392,844	1,918,308

Proposal 5 – Authority to Amend the Restated Certificate of Incorporation – Reverse Stock Split

The amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-15, with the exact ratio of, effective time of and decision whether or not to implement a reverse stock split to be determined by the Company’s Board of Directors, was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
33,223,386	2,505,194	223,179

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
3.1	Amendment to Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: July 11, 2018

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amendment to Restated Certificate of Incorporation of the Company.